UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1933

Date of Report (Date of earliest event reported):  June 16, 2016

OWENS REALTY MORTGAGE, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54957	46-0778087
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2221 Olympic Boulevard
Walnut Creek, California	94595
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 935-3840

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2016, Owens Realty Mortgage, Inc. (the “Company”) issued a press release announcing the satisfactory completion of due diligence by Interwest Capital Corporation (the “Buyer”), and the required additional deposit of $4,500,000 into escrow by Buyer, with respect to the proposed sale by the Company’s subsidiaries (“Sellers”) to Buyer of the buildings, land and related assets commonly known as the “Treasures on the Bay” (the “TOTB Property”). This brings the total escrow deposit amount to $5,000,000. Such deposits are non-refundable absent Sellers’ failure to timely satisfy certain key conditions or a default or breach of representations by Sellers, in which case Buyer may elect to terminate the transaction and receive a refund of the deposits and, in certain circumstances, may also be entitled to up to $200,000 of transaction costs from Sellers.

As previously disclosed, the amended Purchase Agreement and Deposit Receipt (the “Amended Purchase Agreement”) reduced the purchase price for the TOTB Property from $82.0 million to $75.5 million (subject to certain potential adjustments described in the Amended Purchase Agreement). Buyer’s obligation to close the transaction and purchase the TOTB Property is subject to a number of conditions. There is no guarantee that the closing conditions will be timely satisfied and there can be no assurance when or if a closing of this transaction will occur.

The foregoing description of the Amended Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the original Purchase Agreement attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on March 22, 2016 and the Amendment to the Purchase Agreement attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 8, 2016, which documents are incorporated herein by reference. A copy of a press release announcing the satisfactory completion of due diligence is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report (including information included or incorporated by reference herein) contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements about the Company's plans, strategies, prospects, and anticipated events, including the transactions or other items discussed in this Current Report, are based on current information, estimates, and projections; they are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description

99.1	Press Release dated June 16, 2016.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS REALTY MORTGAGE, INC.,
a Maryland corporation

Dated:           June 16, 2016                                                  By: /s/ Bryan H. Draper
Name:  Bryan H. Draper
Title:    President and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description

99.1	Press Release dated June 16, 2016.